Exhibit 99.1

Tintri Names Thomas Barton Chief Executive Officer

MOUNTAIN VIEW, Calif. March 13, 2018 – Tintri, Inc. (NASDAQ: TNTR), a leading provider of enterprise cloud platforms, today announced that its Board of Directors has named Tom Barton as Chief Executive Officer and as a member of its Board of Directors, effective immediately. Barton previously served as CEO of Rackable Systems, and held senior executive roles at Planet Labs, Canara and Red Hat.

“Tom is the ideal candidate to propel Tintri forward. Tom has a track record of growing companies with highly differentiated technology. At Tintri he will be able to draw on his deep data center experience to focus our go-to-market approach, cultivate key talent and align the organization around the markets where it leads,” said Pete Sonsini, a member of the Board of Directors.

“I am excited to join Tintri at such an important stage in its development. Tintri is widely recognized for its visionary technology—now the company needs to execute to expand its footprint with existing customers and land in new accounts,” said Mr. Barton. “I look forward to working with the company to expand our reach.”

Barton has served in numerous executive roles. He led Rackable Systems from an early stage company to a publicly traded company, reaching over $300 million in annual revenue. More recently he drove rapid growth in revenue at Planet Labs and oversaw all aspects of operations—including the launch of 150 satellites and a strategic partnership with Google for acquisition of its high resolution imaging satellites. Barton has also spent time at Lightspeed Venture Partners, Cygnus Solutions, Red Hat and McKinsey & Co.

Kieran Harty, CTO, co-founder and member of the Board of Directors added, “Tom’s addition to the executive team comes at the right time for the company. We recently took important steps to strengthen our company, including the addition of $25 million in incremental funding and significant reductions to operating expenses. We’ve now got the right foundation and the right leader in place for the company’s next phase.”

About Tintri

Tintri (NASDAQ: TNTR) offers an enterprise cloud infrastructure built on a public-cloud like web services architecture and RESTful APIs. Organizations use Tintri all-flash storage with scale-out and automation as a foundation for their own clouds—to build agile development environments for cloud native applications and to run mission-critical enterprise applications. Tintri enables users to guarantee the performance of their applications, automate common IT tasks to reduce operating expenses, troubleshoot across their infrastructure, and predict an organization’s needs to scale—the underpinnings of a modern data center. That’s why leading cloud service providers and enterprises, including Comcast, Chevron, NASA, Toyota, United Healthcare and 20 percent of the Fortune 100, trust Tintri with enterprise cloud.

For more information, visit www.tintri.com and follow us on Twitter: @Tintri.

Forward Looking Statements

This press release contains forward-looking statements, including but not limited to statements relating to our business prospects, our ability to grow our business and expand into new markets, reductions in operating expenses, and the composition of our executive management team. These forward-looking statements are not historical facts, and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of such forward-looking statements depends upon future events, and involves risks, uncertainties, and other factors beyond our control that may cause these statements to be inaccurate and cause our actual results, performance, or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: risks associated with a change in executive leadership; our ability to reduce operating expenses in future periods; our ability to comply with and/or modify terms of our outstanding debt; our ability to attract and retain employees; the rapid evolution of the markets in which we compete; our ability to sustain or manage future growth effectively; factors that could result in the significant fluctuation of our future quarterly operating results, including, among other things, our revenue mix, the timing and magnitude of orders, shipments, and acceptance of our solutions in any given quarter, our ability to attract new and retain existing end-customers, changes in the pricing of certain components of our solutions, and fluctuations in demand and competitive pricing pressures for our solutions; the introduction or acceleration of adoption of competing solutions; failure to develop, or unexpected difficulties or delays in developing, new product features or technology on a timely or cost-effective basis; and other risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports on file with the U.S. Securities and Exchange Commission (“SEC”), which are available on our investor relations website at https://ir.tintri.com and on the SEC website at www.sec.gov, or that we may file with the SEC following the date of this press release, including our Quarterly Report on Form 10-Q for the quarter ended October 31, 2017. All statements provided in this release speak only as of the date of this press release and, except as required by law, we assume no obligation to update any forward-looking statements to reflect actual results or subsequent events or circumstances.

© 2018 Tintri, Inc. All rights reserved. Tintri and the Tintri logo are registered trademarks or trademarks of Tintri, Inc. in the United States and other countries. Other brand names mentioned herein are for identification purposes only and may be trademarks of their respective holder(s).

Press contact

Emily Gallagher

Touchdown PR

tintriUS@touchdownpr.com

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